Exhibit 10.43

AMENDMENT NO. 1 TO THE RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) dated as of October 9, 2020, by and between Lifetime Brands, Inc., a Delaware corporation, in its capacity as the administrative agent for the Sellers (in such capacity, the “Seller Agent”), as a Seller, and as initial “Servicer”, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association with an office at 452 Fifth Avenue, New York, New York 10018 (the “Purchaser”).
RECITALS
WHEREAS, the Seller Agent, Seller, Servicer and Purchaser are party to that certain Receivables Purchase Agreement, dated as of September 30, 2016, (as the same may be amended, modified, supplemented, restated from time to time, the “RPA”),
WHEREAS, the Seller has requested that the Purchaser amend certain provisions of the RPA and the Purchaser is willing, on the terms and subject to the conditions hereinafter set forth, to modify the RPA as set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:
Section 1. Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the RPA unless the context otherwise requires.
Section 2. Amendment. On the Amendment Effective Date (as defined below), the RPA shall be amended by amending Exhibit A (Definitions) as follows:
(a) By deleting the definition of “Facility Amount” in its entirety and replacing it with the following:
“Facility Amount: Up to USD 30,000,000.”
(b) By deleting the definition of “Discount Rate” in its entirety and replacing it with the following
“Discount Rate: A rate equal to LIBOR plus 1.75% per annum.”
(c) By deleting the definition of “LIBOR” and “LIBOR01 Page" in their entirety and replacing it with the following:

“LIBOR”: The rate established by Purchaser (calculated on the basis of actual days elapsed over a 360-day year) equal to the offered rate as administered by ICE Benchmark Administration Limited (or any other successor thereto which takes over administration of such rate) appearing on Bloomberg Page BBAM1 screen (or on any successor or substitute page of such Bloomberg screen providing rate quotations comparable to those currently provided on such page of such Bloomberg screen) as of 11:00 a.m. (London time) two (2) Business Days immediately preceding the related Purchase Date with respect to Purchased Receivables for the LIBOR Period (as defined below). In the event that such rate does not appear on the Bloomberg Page BBAM1 screen at such time, or if for any reason such rate is not available, “LIBOR” shall be determined by reference to such other comparable publicly available service for displaying the offered rate for deposits in Dollars in the London interbank market as may be selected by Purchaser and, in the absence of availability, such other method to determine such offered rate as may be selected by Purchaser in its sole discretion. For purposes of this definition, “LIBOR Period” means a 60-day period, as may be modified from time to time as agreed to by Seller and the Purchaser to reflect the tenor of Receivables contemplated for purchase by the Purchaser under this Agreement. Notwithstanding anything to the contrary contained herein, if the LIBOR rate established or determined by the Purchaser pursuant to this definition shall be less than zero, LIBOR shall be deemed to be zero.

Section 3. Effectiveness of This Amendment. This Amendment shall not be effective until the Purchaser receives a counterpart of this Amendment executed by the Seller, Servicer and the Purchaser, and any such other documents as the Purchaser may reasonably request (the “Amendment Effective Date”).
Section 4. Representations. The Seller represents and warrants to the Purchaser as follows:

(a) each representation and warranty made or deemed made by the Seller in the RPA is true and correct as of the date hereof, except to the extent that a representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty was true and accurate on and as of such earlier date);
(b) no Event of Repurchase has occurred and is continuing as of the date hereof;
(c) the execution, delivery and performance by the Seller of this Amendment and the RPA, as amended hereby, (i) are within the Seller’s corporate or other organizational powers, (ii) have been duly authorized by all necessary corporate or other organizational action; (iii) do not contravene (A) the Seller’s Organizational Documents, (B) any law, rule or regulation applicable to the Seller, (C) any contractual restriction binding on or affecting the Seller or its property, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property.
(d) the Amendment and the RPA are legal, valid and binding obligations of the Seller and so long as the Seller acts as Servicer, enforceable against the Seller and the Servicer, as applicable, in accordance with their terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).
Section 5. Reaffirmation; Effect of Amendment. The Seller and the Servicer each acknowledges and reaffirms that the RPA, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions, and provisions of the RPA, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the RPA are hereby amended to refer to the RPA as amended by this Amendment. If any part of this Amendment is for any reason found to be unenforceable, all other portions of it shall nevertheless remain enforceable. The RPA and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the RPA are hereby amended so that any reference to the RPA shall mean a reference to the RPA amended by this Amendment.
Section 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.
Section 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
Section 8. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by fax or by email shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 9. ENTIRETY. THIS AMENDMENT, THE RPA, AND ANY OTHER RELATED DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THESE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Section 10. Successors. This Amendment binds and inures to the benefit of the parties hereto and their respective successors and permitted assigns.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

LIFETIME BRANDS, INC. as Seller and initial Servicer
By:	/s/ Laurence Winoker
Name:	Laurence Winoker
Title:	Senior Vice President -Finance,Treasurer and Chief Financial Officer

HSBC BANK USA, NATIONAL ASSOCIATION, as
Purchaser
By:	/s/ William Conlan
Name:	William Conlan
Title:	Senior Vice President